SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 7, 2013

HIGHWOODS PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-13100	56-1871668
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

HIGHWOODS REALTY LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

North Carolina	000-21731	56-1869557
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3100 Smoketree Court, Suite 600
Raleigh, North Carolina 27604
(Address of principal executive offices, zip code)

Registrants' telephone number, including area code: (919) 872-4924

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 7, 2013, Highwoods Properties, Inc. (the “Company”) and Highwoods Realty Limited Partnership entered into an underwriting agreement with Wells Fargo Securities, LLC and Jefferies LLC relating to an offering of 3,750,000 shares of the Company's common stock. In addition, the Company granted to the underwriters an option for 30 days to purchase up to 562,500 additional shares. The offering was made pursuant to the Company's automatic shelf registration statement on Form S-3 (Registration No. 333-172134), including the related prospectus dated February 9, 2011, and a prospectus supplement dated August 7, 2013, as the same may be amended or supplemented. The closing of the offering, which included the full exercise of the underwriters' option to purchase additional shares, occurred on August 13, 2013. The Company intends to use the net proceeds of the offering to repay borrowings outstanding under its $475 million unsecured revolving credit facility, to fund its property acquisitions and development activity and for general corporate purposes.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

No.    Description

1	Underwriting Agreement

5	Opinion of Hunton & Williams LLP regarding the legality of the shares

8	Opinion of Hunton & Williams LLP as to certain tax matters

23	Consent of Hunton & Williams LLP (included in Exhibits 5 and 8)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HIGHWOODS PROPERTIES, INC.
By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller
Vice President, General Counsel and Secretary

HIGHWOODS REALTY LIMITED PARTNERSHIP
By: Highwoods Properties, Inc., its general partner
By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller
Vice President, General Counsel and Secretary

Dated: August 13, 2013